ALLIANCEBERNSTEIN BOND FUND, INC.		Exhibit 77Q1
-Limited Duration High Income
811-02383


Amended Advisory Agreement: Incorporated by reference to
Post-Effective Amendment No. 105 to Registrants Registration
Statement on Form N-1A, filed with the Securities and Exchange
Commission on December 7, 2011.

Amended Advisory Agreement: Attached hereto.

Articles Supplementary: Incorporated by reference to Post-Effective Amendment No. 103 to Registrants Registration Statement on Form
N-1A, filed with the Securities and Exchange Commission on September
23, 2011.

Articles Supplementary: Attached hereto.